Exhibit 23.3

INDEPENDENT AUDITORS' CONSENT

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Board of Directors and Stockholders

United Bancshares, Inc.

Columbus Grove, Ohio

We consent to the use in this Registration Statement of United Bancshares, Inc. on Form S-4 of our report dated February 26, 1999 relating to the consolidated financial statements of United Bancshares, Inc. appearing in this Registration Statement, and to the reference to us under the heading "Experts" in such Joint Proxy Statement/Prospectus, which is a part of this Registration Statement.

/s/ E.S. Evans and Co.

E.S. Evans and Co.

Lima, Ohio

October 25, 1999

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